EXHIBIT 32.1

                            SECTION 906 CERTIFICATION


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                                  Exhibit 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In  connection  with  the  Quarterly  Report  of  Imaging3,  Inc.  (the
"Company") on Form 10-QSB for the period ending September 30, 2005 (the "Report") I, Dean Janes, Chief Executive Officer of the Company, and I, Xavier Aguilera, Chief Financial Officer (Principal Financial/Accounting Officer) of the Company, each certify, pursuant to 18USC Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:

          (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2)  The information  contained in the Report fairly presents,  in all
               material  respects,   the  financial  condition  and  results  of
               operations of the Company.


\s\ Dean Janes                                        Date:  November 17, 2005
--------------------------------------------
Dean Janes, Chief Executive Officer
(Principal Executive Officer)


\s\ Xavier Aguilera                                   Date:  November 17, 2005
--------------------------------------------
Xavier Aguilera, Chief Financial Officer
(Principal Financial/Accounting Officer)

         This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.